Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On July 14, 2022, CURO Group Holdings Corp. (the “Company” or “CURO”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the completion of its acquisition of First Heritage Credit, LLC (“First Heritage”), a Mississippi limited liability company, pursuant to the merger agreement dated May 18, 2022 (“Merger Agreement”). Pursuant to the Merger Agreement, Sugarcane Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”) merged with and into First Heritage (the “Merger”), with First Heritage surviving the Merger as a wholly-owned subsidiary of the Company for a purchase price of $140 million in cash, subject to certain customary working capital and other adjustments in accordance with the terms of the Merger Agreement.

The accompanying unaudited pro forma combined financial information should be read together with:
•The accompanying notes to the unaudited pro forma combined financial information;
•The Company’s historical consolidated financial statements and the accompanying notes included in the Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022 filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2022;
•The Company’s audited historical consolidated financial statements and the accompanying notes included in the Annual Report on Form 10-K as of and for the year ended December 31, 2021 filed with the SEC on March 7, 2022;
•The Company’s unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2021 and accompanying notes included as Exhibit 99.2 on Form 8-K filed March 7, 2022, which relates to the acquisition of SouthernCo, Inc., a Delaware corporate d/b/a Heights Finance (“Heights”);
•First Heritage’s audited historical consolidated financial statements and accompanying notes as of and for the years ended December 31, 2021 and 2020 included as Exhibit 99.1 in this Current Report on Form 8-K; and
•The Company’s unaudited pro forma consolidated financial information and accompanying notes included as Exhibit 99.3 on Form 8-K filed July 14, 2022, which relates to the divestiture of certain subsidiaries related to the Company’s Speedy Cash, Rapid Cash and Avio Credit businesses (“Divestiture”).

The preparation of the unaudited pro forma combined statement of operations for the year ended December 31, 2021 and unaudited pro forma financial information as of and for the six month period ended June 30, 2022 and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined financial information is based upon available information and certain assumptions that the Company and management believes are reasonable under the circumstances. The accompanying unaudited pro forma combined statements of operations for the six month period ended June 30, 2022 and the year ended December 31, 2021 have been prepared giving effect to the Merger as if the Merger had occurred on January 1, 2021. The accompanying unaudited pro forma combined balance sheet as of June 30, 2022 has been prepared giving effect to the Merger as if the Merger occurred on June 30, 2022.

The unaudited pro forma combined financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of the filing of the Current Report on Form 8-K to which these unaudited pro forma combined financial statements are attached.

The unaudited pro forma combined statement of operations for the year ended December 31, 2021 also reflects a separate transaction for the completed acquisition of Heights, on December 27, 2021 (“Heights Acquisition”) that required separate financial statements under Rule 3-05 of Regulation S-X and was previously reported on Form 8-K on March 7, 2022. The accompanying unaudited pro forma combined statements of operations for the year ended December 31, 2021 has been prepared giving effect to the Heights Acquisition as if the Height’s Acquisition had occurred on January 1, 2021.

The unaudited pro forma combined statement of operations for the year ended of December 31, 2021 and unaudited pro forma financial information as of and for the six month period ended June 30, 2022 also reflects a separate transaction for the completed Divestiture on July 14, that required separate financial statements under Rule 3-05 of Regulation S-X and was previously reported on Form 8-K on July 14, 2022. The accompanying unaudited pro forma combined statements of operations for the year ended December 31, 2021 and the unaudited pro forma financial information as of and for the six month period ended June 30, 2022 has been prepared giving effect to the Divestiture as if the Divestiture had occurred on January 1, 2021. The following unaudited pro forma combined balance sheet have been prepared giving effect to the Divestiture as if the Divestiture occurred on June 30, 2022.

The historical consolidated statement of operations, for the year ended December 31, 2021, of Heights has been adjusted by Company management to reflect certain reclassifications to conform with current financial statement presentation. The historical consolidated statement of operations, for the year ended December 31, 2021 and historical financial information as of and for the six month period ending June 30, 2022, of First Heritage have been adjusted by Company management to reflect certain reclassifications to conform with current financial statement presentation.

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the Merger, Heights Acquisition and the Divestiture occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations.

The unaudited pro forma combined statement of operations does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Merger or Heights Acquisition. The pro forma adjustments may differ materially from this provisional determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed at the date of the Merger. The unaudited pro forma combined statement of operations does not reflect the costs of any disintegration activities or benefits that may result from realization of future cost savings from the Divestiture.

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF June 30, 2022
(in thousands)

	CURO Group Holdings Corp. Historical	Transaction Accounting Adjustments for the Divestiture (Note 4a)		Historical First Heritage, As Reclassified (Note 5)	Transaction Accounting Adjustments for the First Heritage Acquisition (Note 6a)		CURO Group Holdings Corp. and First Heritage Pro Forma Combined

ASSETS
Cash and cash equivalents	$37,394	$253,697	Note 4b	$30,371	$(164,815)	Note 6b	$156,647
Restricted cash	97,465	—		—	1,933	Note 6b	99,398
Gross loans receivable	1,592,815	—		234,835	(21,253)		1,806,397
Less: Allowance for loan losses	(90,286)	—		(14,278)	14,278		(90,286)
Loans receivable, net	1,502,529	—		220,557	(6,975)		1,716,111
Income taxes receivable	46,450	—		—	—		46,450
Prepaid expenses and other	25,370	35,000	Note 4b	1,191	—		61,561
Property and equipment, net	38,752	—		589	—		39,341
Investments in Katapult	28,157	—		—	—		28,157
Right of use asset - operating leases	64,602	—		—	4,200		68,802
Deferred tax assets	23,993	—		—	—		23,993
Goodwill	352,990	—		—	90,963		443,953
Intangibles, net	113,130	—		3	(3)		113,130
Other assets	8,558	—		228	—		8,786
Assets held for sale	338,779	(338,779)		—	—		—
Total Assets	$2,678,169	(50,082)		252,939	(74,697)		$2,806,329
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities	$81,423	$—		$3,650	$—		$85,073
Deferred revenue	23,425	—		—	—		23,425
Lease liability - operating leases	67,339	—		—	4,200		71,539
Contingent consideration related to acquisition	30,354	—		—	—		30,354
Income taxes payable	4	—		—	—		4
Accrued interest	34,970	—		805	(805)	Note 6b	34,970
Debt	2,189,431	—		192,750	(22,358)	Note 6b	2,359,823
Other long-term liabilities	12,146	—		—	—		12,146
Deferred tax liabilities	12,360	—		—	—		12,360
Liabilities held for sale	111,137	(111,137)		—	—		—
Total Liabilities	2,562,589	(111,137)		197,205	(18,963)		2,629,694
Commitments and contingencies
Stockholders' Equity
Preferred stock	—	—		—	—		—
Common stock	23	—		—	—		23
Treasury stock	(136,832)	—		—	—		(136,832)
Paid-in capital	119,156	—		—	—		119,156
Retained earnings	169,498	61,055		55,734	(55,734)		230,553
Accumulated other comprehensive loss	(36,265)	—		—	—		(36,265)
Total Stockholders' Equity	115,580	61,055		55,734	(55,734)		176,635
Total Liabilities and Stockholders' Equity	$2,678,169	(50,082)		252,939	(74,697)		$2,806,329

The accompanying notes are an integral part of the unaudited pro forma combined balance sheet.

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(in thousands, except per share data)

	CURO Group Holdings Corp. Historical	Transaction Accounting Adjustments for the Divestiture (Note 4c)		Historical First Heritage, As Reclassified (Note 5)	Transaction Accounting Adjustments for the First Heritage Acquisition		CURO Group Holdings Corp. and First Heritage Pro Forma Combined
Revenue
Interest and fees revenue	$543,287	$(254,839)		$43,651	$6,376	Note 7b	$338,475
Insurance premiums and commissions	36,913	—		6,907	—		43,820
Other Revenue	14,400	(5,215)		672	—		9,857
Total Revenue	594,600	(260,054)		51,230	6,376		392,152
Provision for losses	227,077	(102,961)		10,600	6,376	Note 7b	141,092
Net Revenue	367,523	(157,093)		40,630	—		251,060
Operating expenses
Salaries and benefits	162,156	(46,577)		15,618	—		131,197
Occupancy	34,544	(13,084)		1,436	—		22,896
Advertising	23,207	(10,459)		1,292	—		14,040
Direct operations	40,567	(7,180)		2,383	—		35,770
Depreciation and amortization	18,486	(14,849)		206	(206)		3,637
Other operating expense	38,913	(2,723)		6,363	—		42,553
Total operating expenses	317,873	(94,872)		27,298	(206)		250,093
Other expense (income)
Interest expense	80,534	(5,106)		6,355	(1,634)	Note 7a Note 7c	80,149
Income from equity method investment	(256)	—		—	—		(256)
Total other (income) expense	80,278	(5,106)		6,355	(1,634)		79,893
(Loss) income before income taxes	(30,628)	(57,115)		6,977	1,840		(78,926)
(Benefit) provision for income taxes	(5,884)	14,279	Note 4e	—	2,204	Note 7d	10,599
Net (loss) income	(24,744)	(71,394)		6,977	(364)		(89,525)

Basic loss per share:	$(0.61)					Note 8	$(2.22)
Diluted loss per share:	$(0.61)					Note 8	$(2.22)

The accompanying notes are an integral part of the unaudited pro forma combined statement of operations.

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED December 31, 2021
(in thousands, except per share data)

	CURO Group Holdings Corp Pro Forma Combined (Note 2)	Transaction Accounting Adjustments for the Divestiture (Note 4c)		Historical First Heritage, As Reclassified (Note 5)	Transaction Accounting Adjustments for the First Heritage Acquisition		CURO Group Holdings Corp. and First Heritage Pro Forma Combined
Revenue	$1,075,703	$(497,774)		$96,437	$12,752	Note 7b	$687,118
Provision for losses	257,289	(143,377)		13,181	12,752	Note 7b	139,845
Net Revenue	818,414	(354,397)		83,256	—		547,273
Operating expenses
Salaries and benefits	322,782	(87,937)		30,910	—		265,755
Occupancy	72,240	(23,701)		2,760	—		51,299
Advertising	50,061	(26,143)		3,114	—		27,032
Direct operations	73,595	(26,459)		4,758	—		51,894
Depreciation and amortization	32,975	(5,953)		480	(480)		27,022
Other operating expense	86,463	(13,423)	Note 4d	10,947	—		83,987
Total operating expenses	638,116	(183,616)		52,969	(480)		506,989
Other expense (income)
Interest expense	132,399	(9,293)		11,796	(2,745)	Note 7a Note 7c	132,157
Income from equity method investment	(3,658)	—		—	—		(3,658)
Gain from equity method investment	(135,387)	—		—	—		(135,387)
Loss on extinguishment of debt	40,206	—		—	—		40,206
Gain on divestiture	—	(61,055)		—	—		(61,055)
Total other expense (income)	33,560	(70,348)		11,796	(2,745)		(27,737)
Income (loss) before income taxes	146,738	(100,433)		18,491	3,225		68,021
Provision (benefit) for income taxes	40,124	(25,108)	Note 4e	—	5,429	Note 7d	20,445
Net income (loss)	106,614	(75,325)		18,491	(2,204)		47,576

Basic earnings per share:	$2.50					Note 8	$1.12
Diluted earnings per share:	$2.50					Note 8	$1.12

The accompanying notes are an integral part of the unaudited pro forma combined statement of operations.

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of this filing on Form 8-K.
The unaudited pro forma combined financial statements are prepared using the acquisition method of accounting for business combinations pursuant to the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the guidance of ASC 805, the Company is considered the acquirer of First Heritage for accounting purposes. Accordingly, consideration given by the Company to complete the Merger was allocated to the assets and liabilities of First Heritage based upon their estimated fair values as of the date of the acquisition. As of the date of this Current Report, the Company has not completed the valuation analysis of identifiable assets acquired and liabilities assumed. Accordingly, the adjustments are provisional and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The provisional pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma combined financial statements. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the combined financial statements until the allocation of consideration is finalized, which will be made as soon as practicable but not later than one year from the acquisition date. There can be no assurance that such finalization will not result in material changes.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma combined financial statements were based on and derived from our historical consolidated financial statements, adjusted for certain Merger and transaction accounting adjustments. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Divestiture. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or statement of operations results would have actually been had the Merger and Divestiture occurred on the dates indicated. In addition, these unaudited pro forma combined financial statements should not be considered to be indicative of our future consolidated financial performance and statement of operations results. Further, the unaudited pro forma combined statement of operations does not reflect the costs of integration activities or benefits from the realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the Merger. The unaudited pro forma combined statement of operations does not reflect the costs of separation activities or benefits from the realization of future cost savings due to corporate cost savings expected to result from the Divestiture.

The accompanying unaudited pro forma combined statement of operations for six month period ended June 30, 2022 and unaudited pro forma combined statement of operations for the year ended December 31, 2021 give effect to the Merger and Divestiture as if it had been consummated on January 1, 2021. The accompanying unaudited pro forma combined balance sheet as of June 30, 2022 has been prepared giving effect to the Merger and Divestiture occurred on June 30, 2022.

Note 2 - CURO Group Holdings Corp Pro Forma Combined

This amount represents the CURO Group Holdings Corp. and Heights Pro Forma Combined presented in the Company’s unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2021 and accompanying notes included as Exhibit 99.2 on Form 8-K filed March 7, 2022.

Note 3 - Accounting Policies

As part of preparing the pro forma combined financial statements, the Company conducted a review of the accounting policies of First Heritage and did not note any material differences in accounting policies that would require pro forma adjustments to conform to the Company’s accounting policies.

The accounting policies used in the preparation of the unaudited pro forma combined statement of operations are those set out in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021.

Note 4 - Divestiture Accounting Adjustments

(a)    Reflects the elimination of the assets, liability, and historical equity balances sold as part of the Divestiture, as of June 30, 2022. The amount of the actual gain will be calculated based on the net book value of the sold Divestiture entities as of the closing of the Divestiture on July 8, 2022 and, therefore, would differ from the current estimate, as of June 30, 2022.

(b) Reflects the addition of $310 million of cash and cash equivalents related to proceeds received at closing net of $49.7 million estimated debt payoff, $20.3 million cash retained by Divestiture entities, $6.8 million estimated transaction costs, and $0.1 million other estimated closing statement adjustments. Reflects the addition of $35.0 million of prepaid expenses and other related to deferred consideration.

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(c) Reflects the elimination of revenue and expenses associated with the Divestiture for the year ended December 31, 2021 and the six month months ended June 30, 2022.

(d) Reflects recording of $6.1 million in reimbursements for costs incurred associated with the Transition Services Agreement entered into as part of the Divestiture that will be provided for the year ended December 31, 2021.

(e) Applies a 25% estimated blended tax rate to Transaction Accounting Adjustments for the Divestiture. The estimated blended tax rate consists of the U.S. federal income tax rate and an estimated combined state and local income tax rate driven by the apportionment factors applicable to each state.

Note 5 - Reclassification Adjustments

The unaudited pro forma combined balance sheet has been adjusted to reflect certain reclassifications of First Heritage’s consolidated financial statements to conform to the Company’s financial statement presentation.

Financial information presented in the “Historical First Heritage, As Reclassified” column in the unaudited pro forma combined balance sheet as of June 30, 2022 has been reclassified to conform to the Company’s presentation as indicated in the table below (in thousands):

Presentation in First Heritage consolidated balance sheet	Presentation in unaudited pro forma combined balance sheet	June 30, 2022
Finance receivables, net	Gross loans receivable	$234,835
	Allowance for loan losses	(14,278)
Prepaid expenses	Prepaid expenses and other	1,191
Net debt	Debt	192,750
	Accrued interest	805
Accounts payable	Accounts payable and accrued liabilities	3,650
Members equity	Retained earnings	55,734

The unaudited pro forma combined statement of operations has been adjusted to reflect certain reclassifications of First Heritage’s financial statements to conform to the Company’s financial statement presentation.

Financial information presented in the “Historical First Heritage, As Reclassified” column in the unaudited pro forma combined statement of operations for the periods six months ended June 30, 2022 and the year ended December 31, 2021 has been reclassified to conform to the Company’s presentation as indicated in the table below (in thousands):

Presentation in First Heritage consolidated statements of operations	Presentation in unaudited pro forma combined statements of operations	For the six months ended June 30, 2022	For the year ended December 31, 2021
Interest and fee income	Interest and fees revenue	$43,651	$—
Insurance commissions	Insurance premiums and commissions	6,907	—
Other income	Other revenue	672	—
Interest and fee income	Revenue	—	80,942
Insurance commissions	Revenue	—	13,636
Real estate mortgage income	Revenue	—	7
Other income	Revenue	—	1,852
Money cost	Interest expense	6,355	11,796
Other operating expenses	Salaries and benefits	239	280
	Occupancy	1,436	2,760
	Advertising	1,292	3,114
	Direct operations	2,383	4,758
	Depreciation and amortization	14	12
	Other operating expense	6,363	10,947
Depreciation	Depreciation and amortization	192	468
Provision for credit losses	Provision for losses	10,600	13,181

Prior to acquisition, First Heritage did not record a provision for income taxes. The Company applied a 25% estimated blended tax rate to Transaction Accounting Adjustments for the Divestiture. The estimated blended tax rate consists of the U.S. federal income tax rate and an estimated combined state and local income tax rate driven by the apportionment factors applicable to each state.

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 6 - Calculation of Provisional Purchase Price, Purchase Price Allocation, and Adjustments to Pro Forma Balance Sheet

(a)     Information regarding the acquisition is provisional and based on information available in the limited time since July 14, 2022. Due to the timing of the close of the acquisition, the information described below will be finalized in subsequent periods as prescribed in ASC 805. In conjunction with the acquisition, First Heritage entered into an asset-backed warehouse facility under a Credit Agreement with First Heritage Credit, LLC included as Exhibit 99.2 on Form 8-K filed July 14, 2022, which is reflected in these adjustments. All below provisional purchase price and purchase price allocation is presented on the unaudited pro forma combined balance sheet in the “Historical First Heritage, As Reclassified” column.

The provisional purchase price was calculated as follows (in thousands):

Cash consideration
Cash consideration paid at closing (1)	$140,000
Working capital true up adjustment	51
Cash payment for cash acquired	20,948
Total consideration paid	$160,999
(1) Calculated in accordance with the Purchase Agreement as the base purchase price

The following table presents the provisional purchase price allocation recorded in the Company’s unaudited pro forma combined balance sheet as of the date of June 30, 2022 (in thousands):

Amounts acquired if transaction closed on June 30, 2022 (as adjusted)
Assets
Cash and cash equivalents	$30,371
Gross loans receivable	213,582
Prepaid expenses and other	1,191
Property and equipment	589
Right-of-use assets	4,200
Other assets	228
Total assets	$250,161

Liabilities
Accounts payable and accrued liabilities	$3,650
Lease liabilities	4,200
Accrued interest on debt	805
Debt	171,470
Total liabilities	$180,125

Net assets acquired	$70,036
Total consideration paid	160,999
Goodwill	$90,963
Goodwill of $91.0 million represents the excess of the consideration paid over the fair value of the net tangible and intangible assets acquired. The goodwill was primarily attributed to expected synergies created with the Company’s future product offerings and the value of the combined workforce.

(b)    As part of the transaction, First Heritage’s subordinated debt was not acquired. First Heritage’s revolving debt was refinanced to a new $225 million non-recourse revolving warehouse facility. The effective interest rate was 1-month SOFR plus 4.25%. The warehouse revolving period matures on July 13, 2024. The $225 million non-recourse revolving warehouse facility was entered into upon the close of the transaction and is considered, for accounting purposes, a component of the acquisition. The debt balance has been adjusted to give effect to these transactions, including the removal of the accrued interest that was paid at closing. As part of the entering into the new facility, the Company paid certain expenses and reclassified $1.9 million of cash and cash equivalents as restricted cash.

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 7 - Adjustments to Pro Forma Statement of Operations

(a)    Activity excluded from Merger

Certain activity was excluded from the transaction activity based on it not being purchased per the terms of the Merger Agreement or relating to a balance settled upon close of the Merger. The activity excluded from the unaudited pro forma combined statement of operations was (in thousands):

Account	Financial Statement Caption	For the six month period ended June 30, 2022	For the year ended December 31, 2021
Debt related interest and fees	Interest expense	$6,355	$11,796

(b)    Reflects the fair value adjustments in accordance with the acquisition method of accounting. The activity added to the unaudited pro forma combined statement of operations was (in thousands):

Account	Financial Statement Caption	For the six month period ended June 30, 2022	For the year ended December 31, 2021
Amortization of fair value discount on unsecured loans	Interest and fees revenue	$6,376	$—
Amortization of fair value discount on unsecured loans	Revenue	—	12,752
Amortization of fair value discount on unsecured loans	Provision for losses	6,376	12,752

(c)    To adjust Interest expense for the issuance of a new $225 million non-recourse revolving warehouse facility to refinance First Heritage's incumbent lender's facility and finance future loans originated by First Heritage, discussed above. The activity added to the unaudited pro forma combined statement of operations was (in thousands):

Corporate Debt	Financial Statement Caption	For the six month period ended June 30, 2022	For the year ended December 31, 2021
Revolving warehouse facility refinance	Interest expense	$4,721	$9,051

(d)    To adjust for the income tax impact of the Transaction Accounting Adjustments at the blended federal and state statutory rate of approximately 25%, as follows (in thousands):

Account	Financial Statement Caption	For the six month period ended June 30, 2022	For the year ended December 31, 2021
Income tax expenses	Provision (benefit) for income taxes	$2,204	$5,429
Note 8 - EPS

The preliminary pro forma calculation of earnings per share has been adjusted to give effect to the issuance of 1.4 million shares of CURO common stock as equity consideration upon the completion of our acquisition of SouthernCo, Inc., a Delaware corporation d/b/a Heights Finance ("Heights"), from SouthernCo Holdings, LLC, a Delaware limited liability company ("Seller"). The Company acquired Heights Finance as of December 27, 2021, as discussed in the accompanying notes included as Exhibit 99.2 on Form 8-K filed March 7, 2022. No adjustment was needed for the six month period ended June 30, 2022.

Pro forma basic and diluted earnings per share (in thousands, except per share data):

Basic EPS	For the six month period ended June 30, 2022	For the year ended December 31, 2021
Combined pro forma net (loss ) income	$(89,525)	$47,576
CURO historical basic weighed average common shares outstanding	40,372	41,155
Weighted average number of common shares issued by CURO(1)	—	1,427
Pro forma weighted average common shares outstanding	40,372	42,582
Basic EPS	$(2.22)	$1.12

Diluted EPS
Combined pro forma net (loss) income	$(89,525)	$47,576
CURO historical diluted weighed average common shares outstanding	—	—
Pro forma weighted average common shares outstanding	40,372	42,582
Diluted EPS	$(2.22)	$1.12
(1) Reflects the 1.4 million common shares issued in the Heights acquisition on December 27, 2021, weighted for the period of January 1, 2021 to December 26, 2021, as the shares are reflected in the CURO historical weighted-average number of basic shares beginning December 27, 2021.